Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Niccolo M. de Masi, the President and Chief Executive Officer of Glu Mobile Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2014	By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President and Chief Executive Officer
(Principal Executive Officer)